                                                                   Exhibit 4.1.5

                                ESCROW AGREEMENT


              ESCROW AGREEMENT, dated as of ______ 2003, (the "Agreement") by and among Numatics, Incorporated, a Michigan corporation (the "Company"), Numat, LLC, a Delaware limited liability company (the "Investor"), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the "Escrow Agent").

              WHEREAS, the Company is offering (the "Offering") up to 50,000 shares of its Series A Preferred Stock, par value $0.01 per share (the "Shares"), at a price of $1000 per share, and certain Warrants (the "Warrants") to the Investor;

              WHEREAS, the Company and the Investor have entered into a Preferred Stock and Warrant Purchase Agreement dated as of December ___, 2002 (the "Purchase Agreement"), in connection with the Offering;

              WHEREAS, the Purchase Agreement provides for the payment of the purchase price for the Shares and Warrants subscribed for by the Investor to the Escrow Agent, to be held by the Escrow Agent and disbursed in accordance with the terms and conditions of this Agreement; and

              WHEREAS, the Escrow Agent is willing to hold, invest, administer and distribute such funds in accordance with the terms and conditions of this Agreement; and

              WHEREAS, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement;

              NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

       Section 1. Appointment of Escrow Agent. The Company and the Investor hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

       Section 2. Deposit into the Escrow Property. The Investor will cause to be deposited with the Escrow Agent certain sums of money in immediately available funds (the "Escrowed Proceeds"), and which Escrowed Proceeds shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth. The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively, the "Distributions") received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this

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Agreement, are collectively referred to herein as the "Escrow Property". The
Escrow Agent shall have no duty to solicit the Escrow Property.

       Section 3. Investment of the Escrow Property. During the term of this Agreement, the Escrow Agent shall invest and reinvest the Escrow Property in any of the following investments, in each case at the written direction of an Authorized Person (as hereinafter defined) of the Investor:

       (1) Money Market or Mutual Funds registered under the Investment Act of 1940;


       (2) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; or

       (3)    time deposits.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 2:00 p.m. (E.S.T.) on such day of deposit. Instructions received after 2:00 p.m. (E.S.T.) will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property in compliance with the terms of this Agreement. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 4 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder.

       Section 4. Distribution of Escrow Property. (a) The Escrow Agent shall hold the Escrow Property in its possession until instructed hereunder to deliver the Escrow Property or any specified portion thereof in accordance with a written release notice signed jointly by an Authorized Person of the Company and an Authorized Person of the Investor. If the Escrow Property is disbursed in accordance with a court order, the Company and the Investor shall jointly represent to the Escrow Agent that such court order is final and non-appealable.

       (b) Upon receipt of a joint written notice signed by both the Company and the Investor the Escrow Agent shall, out of the amounts theretofore deposited in the Escrow Fund

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and all interest on such amounts from the date of deposit in the Escrow Fund, make the payments in the amounts and to the payees designated in such notice, as the Company and the Investor may specify in such notice.

       Section 5. Termination. If no joint notice has been received by the Escrow Agent on or before January 31, 2003, or any Escrow Property remains in the account established hereunder on such date, then Escrow Agent shall distribute the remaining balance, if any, of the Escrow Property on such date to the Investor, by wire transfer of immediately available funds. This Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of Sections 6, 8 and 9 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

       Section 6. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Company and the Escrow Agent (as such fees may be adjusted from time to time). It is understood by all parties that the annual fee, if not timely paid by the Company when it becomes due, may be deducted from the Escrow Property. The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on the funds in the Escrow Property for payment of customary fees and expenses and all such loss, liability, damage or expenses. Such compensation and expenses shall be paid from the Escrow Property to the extent not otherwise paid hereunder. The obligations contained in this Section 6 shall be joint and several obligations of the Company and the Investor and shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

       Section 7. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days' prior written notice of such resignation to the Company and the Investor. The Company and the Investor may remove the Escrow Agent at any time by giving thirty (30) calendar days' prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Company and the Investor who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Company and the Investor are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Investor at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent's fees, costs and expenses or other obligations owed to the

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Escrow Agent to be paid from any interest earned in respect of the Escrow
Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 7, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

       Section 8. Indemnification of Escrow Agent. The Company and the Investor shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Escrow Agent's gross negligence or willful misconduct. The provisions of this Section 8 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

       Section 9.  The Escrow Agent.

       (a) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company or the Investor is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or the Investor or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

       (b) The Escrow Property shall be held by the Escrow Agent either directly or through the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities (the "Book-Entry System"), The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission ("DTC"), or through any other clearing agency or similar system (a "Clearing Agency"). The Escrow Agent shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Escrow Agent shall have received actual and timely notice of the same, nor shall the Escrow Agent have any responsibility or liability for the actions or omissions to act of the Book-Entry System, DTC or any Clearing Agency.

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       (c)    If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

       (d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company and the Investor or any entity acting on behalf of the Company or the Investor, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated,
(iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

       (e) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled hereunder.

       (f) As security for the due and punctual performance of any and all of the Company's and the Investor's obligations to the Escrow Agent hereunder, now or hereafter arising, the Company and the Investor hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Distributions thereon or additions thereto. The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Company and the Investor and all third parties in accordance with the terms of this Agreement.

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       (g)    The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

       (h) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

       (i) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

       (j) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

       (k) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

       (l) At any time the Escrow Agent may request an instruction in writing in English from the Company and the Investor and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) Business Days after the Company and the Investor receive the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

                                       6

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       (m)    When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or the Investor or is not in the form the Company and the Investor sent or intended to send (whether due to fraud, distortion or otherwise). The Company and the Investor shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

       (n) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company and the Investor, which eliminate such ambiguity or uncertainty.

       (o) In the event of any dispute between or conflicting claims among the Company and the Investor and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company and the Investor for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Company and the Investor.

       (p) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

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       (q)    The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company and the Investor shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. The Company and the Investor will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

       (r) The Escrow Agent shall provide to the Company and the Investor monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and the Investor unless the Escrow Agent is notified in writing, by the Company and the Investor, to the contrary within thirty (30) Business Days of the date of such statement.

       Section 10. Miscellaneous. (a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

       (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

       (c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

       (d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

              If the Company, to it at:

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                     Numatics, Incorporated
                     1450 North Milford Road
                     Highland, Michigan 48357
                     Attention: President
                     Fax Number: (248) 887-2142

                     with a copy to:

                     Carter, Ledyard & Milburn
                     2 Wall Street
                     New York, New York 10005
                     Attention: John W. Kaufmann
                     Fax Number: (212) 732-3232

                     and

                     Prism Capital Advisors LLC
                     305 Madison Avenue
                     Suite 2430
                     New York, NY 10165
                     Attention: Michael de Portu
                     Fax Number: (212) 973-9275

              If to the Investor, to it at:

                     Numat, LLC
                     2550 Middle Road
                     Suite 603
                     Bettendorf, Iowa 52722
                     Attention: President
                     Fax Number: (563) 359-1926

                     with a copy to:

                     Fish & Richardson P.C.
                     1717 Main Street
                     Suite 5000
                     Dallas, Texas 75201
                     Attention: Warren W. Garden, Esq.
                     Fax Number: (214) 747-2091


              If to the Escrow Agent, to:


                     Deutsche Bank Trust Company Americas
                     280 Park Avenue

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                     Mail Stop: NYC03-0912
                     New York, NY 10017
                     Attn: Joseph Fernandez, Escrow Team
                     Phone: 212-454-4203
                     Fax: 212-454-2226/7

       (e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

       (f) This Agreement and the rights and obligations hereunder of the parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

       (g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.


       (h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

       (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

       (j) Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. Each of the Company and the Investor will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

       (k) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

       (l) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise

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

of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

       (m) The Company and the Investor hereby represent and warrant (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, and (ii) that the execution, delivery and performance of this Agreement by the Company and the Investor does not and will not violate any applicable law or regulation.

       (n) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

       (o) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Bankers Trust Company", "Deutsche Bank Trust Company Americas" or "Deutsche Bank AG" or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

       (p) For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

       (q) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Company or the Investor designated on Scheduled I attached hereto and made a part hereof (each such representative, an "Authorized Person") which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                        NUMATICS, INCORPORATED


                                        By___________________________________
                                          Name:
                                          Title:


                                        NUMAT, LLC


                                        By___________________________________
                                          Name: David L. Widener
                                          Title: President


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          as Escrow Agent

                                        By___________________________________
                                          Name:
                                          Title:

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                                   Schedule I

                       Authorized Representatives - Company

             Name                     Title                   Specimen Signature
             ----                     -----                   ------------------
John H. Welker                 President
Robert P. Robeson              Chief Financial Officer



                       Authorized Representatives - Investor

             Name                     Title                   Specimen Signature
             ----                     -----                   ------------------
David L. Widener               President and Manager
       (563) 359-6880

Peter J. Jacullo, III          Manager
       (203) 438-6944

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